----------------
GROWTH PORTFOLIO
----------------

Shareholder Meeting (Unaudited)


On June 10, 2002, a shareholder meeting was held at which all of the nominated Directors were elected and all proposals were approved by shareholders as described in the Company's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO. 1

NOMINEE                         FOR                     WITHHELD                TOTAL
-----------------------------------------------------------------------------------------------
James C. Swain                  554,453,294.637         23,822,865.769          578,276,160.406
John V. Murphy                  555,411,186.743         22,864,973.663          578,276,160.406
William L. Armstrong            554,656,590.095         23,619,570.311          578,276,160.406
Robert G. Avis                  554,199,464.856         24,076,695.550          578,276,160.406
George C. Bowen                 555,097,620.087         23,178,540.319          578,276,160.406
Edward L. Cameron               555,692,201.900         22,583,958.506          578,276,160.406
Jon S. Fossel                   555,363,483.510         22,912,676.896          578,276,160.406
Sam Freedman                    555,098,773.718         23,177,386.688          578,276,160.406
F. William Marshall, Jr.        555,644,454.928         22,631,705.478          578,276,160.406


PROPOSAL NO. 2

Approval of the elimination of certain fundamental investment policies of the
Portfolio:

        FOR                    AGAINST                 ABSTAIN                  TOTAL
-----------------------------------------------------------------------------------------------
(a) Amendment of the fundamental investment policy with respect to issuing senior securities:
        120,349,832.785         6,651,902.438           8,875,346.892           135,877,082.115

(b) Amendment of the fundamental investment policy with respect to industry concentration:
        120,070,418.658         7,429,731.254           8,376,932.203           135,877,082.115

(c) Elimination of the fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
        117,824,804.385         8,329,059.851           9,723,217.878           135,877,082.114

(d) Elimination of the fundamental investment policy with respect to investing in other investment companies:
        117,682,453.958         8,965,933.120           9,228,695.036           135,877,082.114

(e) Amendment of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, real estate and commodities:
        117,041,340.534         8,753,501.412          10,082,240.167           135,877,082.113

(f) Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:
        114,372,871.052        11,100,724.504          10,403,486.560           135,877,082.116

(g) Elimination of the fundamental investment policy with respect to writing, purchasing or selling puts, calls or combinations thereof:
        115,934,835.195         9,497,148.971          10,445,097.947           135,877,082.113

(h) Elimination of the fundamental investment policy with respect to investing in securities of foreign issuers:
        118,238,553.369         8,732,427.391           8,906,101.354           135,877,082.114

(i) Amendment of the fundamental investment policy with respect to borrowing:
        116,203,828.992         9,384,846.286          10,288,406.836           135,877,082.114

(j) Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        115,221,171.818        10,548,875.619          10,107,034.675           135,877,082.112

(k) Amendment of the fundamental investment policy with respect to lending:
        116,831,221.619         9,257,251.887           9,788,608.608           135,877,082.114

(l) Amendment of the fundamental investment policy with respect to diversification:
        119,651,470.036         7,246,510.841           8,979,101.238           135,877,082.115






----------------------
TOTAL RETURN PORTFOLIO
----------------------

Shareholder Meeting (Unaudited)


On June 10, 2002, a shareholder meeting was held at which all of the nominated Directors were elected and all proposals were approved by shareholders as described in the Company's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO. 1

NOMINEE                         FOR                     WITHHELD                TOTAL
-----------------------------------------------------------------------------------------------
James C. Swain                  554,453,294.637         23,822,865.769          578,276,160.406
John V. Murphy                  555,411,186.743         22,864,973.663          578,276,160.406
William L. Armstrong            554,656,590.095         23,619,570.311          578,276,160.406
Robert G. Avis                  554,199,464.856         24,076,695.550          578,276,160.406
George C. Bowen                 555,097,620.087         23,178,540.319          578,276,160.406
Edward L. Cameron               555,692,201.900         22,583,958.506          578,276,160.406
Jon S. Fossel                   555,363,483.510         22,912,676.896          578,276,160.406
Sam Freedman                    555,098,773.718         23,177,386.688          578,276,160.406
F. William Marshall, Jr.        555,644,454.928         22,631,705.478          578,276,160.406

PROPOSAL NO. 2

Approval of the elimination of certain fundamental investment policies of the
Portfolios:


        FOR                     AGAINST                 ABSTAIN                 TOTAL
-------------------------------------------------------------------------------------
(a) Amendment of the fundamental investment policy with respect to issuing senior securities:
        302,466,904.873         10,165,650.138          22,810,997.803          335,443,552.814

(b) Amendment of the fundamental investment policy with respect to industry concentration:
        300,087,625.349         11,776,677.313          23,579,250.152          335,443,552.814

(c) Elimination of the fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
        292,533,377.268         16,334,085.305          26,576,090.245          335,443,552.818

(d) Elimination of the fundamental investment policy with respect to investing in other investment companies:
        296,676,577.854         16,334,613.309          22,432,361.649          335,443,552.812

(e) Amendment of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, real estate and commodities:
        298,507,489.832         12,895,124.494          24,040,938.489          335,443,552.815

(f) Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:
        288,216,345.022         22,071,586.354          25,155,621.442          335,443,552.818

(g) Elimination of the fundamental investment policy with respect to writing, purchasing or selling puts, calls or combinations thereof:
        289,623,561.017         21,083,908.231          24,736,083.567          335,443,552.815

(h) Elimination of the fundamental investment policy with respect to investing in securities of foreign issuers:
        292,497,272.573         20,256,296.575          22,689,983.669          335,443,552.817

(i) Amendment of the fundamental investment policy with respect to borrowing:
        290,811,993.118         18,203,247.905          26,428,311.794          335,443,552.817

(j) Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        288,930,966.312         17,769,967.787          28,742,618.715          335,443,552.814

(k) Amendment of the fundamental investment policy with respect to lending:
        289,884,455.938         18,275,447.332          27,283,649.547          335,443,552.817

(l) Amendment of the fundamental investment policy with respect to diversification:
        300,268,623.367         11,483,301.057          23,691,628.391          335,443,552.815





-------------------------------
GOVERNMENT SECURITIES PORTFOLIO
-------------------------------

Shareholder Meeting (Unaudited)


On June 10, 2002, a shareholder meeting was held at which all of the nominated Directors were elected and all proposals were approved by shareholders as described in the Company's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO. 1

NOMINEE                         FOR                     WITHHELD                TOTAL
-------------------------------------------------------------------------------------------
James C. Swain                  554,453,294.637         23,822,865.769          578,276,160.406
John V. Murphy                  555,411,186.743         22,864,973.663          578,276,160.406
William L. Armstrong            554,656,590.095         23,619,570.311          578,276,160.406
Robert G. Avis                  554,199,464.856         24,076,695.550          578,276,160.406
George C. Bowen                 555,097,620.087         23,178,540.319          578,276,160.406
Edward L. Cameron               555,692,201.900         22,583,958.506          578,276,160.406
Jon S. Fossel                   555,363,483.510         22,912,676.896          578,276,160.406
Sam Freedman                    555,098,773.718         23,177,386.688          578,276,160.406
F. William Marshall, Jr.        555,644,454.928         22,631,705.478          578,276,160.406

PROPOSAL NO. 2

Approval of the elimination of certain fundamental investment policies of the
Portfolio:

        FOR                     AGAINST               ABSTAIN                   TOTAL
----------------------------------------------------------------------------------------------
(a) Amendment of the fundamental investment policy with respect to issuing senior securities:
        15,640,588.704          1,204,064.581           429,867.801             17,274,521.086

(b) Elimination of the fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
        14,994,355.215          1,808,377.036           471,788.836             17,274,521.087

(c) Elimination of the fundamental investment policy with respect to investing in other investment companies:
        14,538,312.072          1,615,478.769         1,120,730.245             17,274,521.086

(d)Amendment of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, real estate and commodities:
        14,572,972.570          1,484,014.971         1,217,533.545             17,274,521.086

(e) Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:
        14,152,716.001          2,645,132.926           476,672.158             17,274,521.085

(f) Elimination of the fundamental investment policy with respect to investing in securities of foreign issuers:
        13,964,547.395          1,853,593.521         1,456,380.170             17,274,521.086

(g) Amendment of the fundamental investment policy with respect to borrowing:
        14,149,681.923          1,860,501.261         1,264,337.901             17,274,521.085

(h) Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        13,867,684.161          2,110,932.418         1,295,904.506             17,274,521.085

(i) Amendment of the fundamental investment policy with respect to lending:
        14,228,822.644          1,749,793.936         1,295,904.506             17,274,521.086





----------------------------------------
OPPENHEIMER INTERNATIONAL GROWTH FUND/VA
----------------------------------------


Shareholder Meeting (Unaudited)


On June 10, 2002, a shareholder meeting was held at which all of the nominated Directors were elected and all proposals were approved by shareholders as described in the Company's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO. 1

NOMINEE                         FOR                     WITHHELD                TOTAL
-----------------------------------------------------------------------------------------------
James C. Swain                  554,453,294.637         23,822,865.769          578,276,160.406
John V. Murphy                  555,411,186.743         22,864,973.663          578,276,160.406
William L. Armstrong            554,656,590.095         23,619,570.311          578,276,160.406
Robert G. Avis                  554,199,464.856         24,076,695.550          578,276,160.406
George C. Bowen                 555,097,620.087         23,178,540.319          578,276,160.406
Edward L. Cameron               555,692,201.900         22,583,958.506          578,276,160.406
Jon S. Fossel                   555,363,483.510         22,912,676.896          578,276,160.406
Sam Freedman                    555,098,773.718         23,177,386.688          578,276,160.406
F. William Marshall, Jr.        555,644,454.928         22,631,705.478          578,276,160.406

PROPOSAL NO. 2

Approval of the elimination of certain fundamental investment policies of the
Fund:

        FOR                     AGAINST                 ABSTAIN                 TOTAL
----------------------------------------------------------------------------------------------
(a) Amendment of the fundamental investment policy with respect to issuing senior securities:
        81,333,558.840          3,042,069.821           5,305,375.729           89,681,004.390

(b) Elimination of the fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
        78,799,847.052          5,615,762.431           5,265,394.908           89,681,004.391

(c) Elimination of the fundamental investment policy with respect to investing in other investment companies:
        79,738,671.508          5,024,423.744           4,917,909.136           89,681,004.388

(d) Amendment of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, real estate and commodities:
        81,257,152.313          4,161,435.637           4,262,416.440           89,681,004.390

(e) Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:
        78,451,758.382          6,600,014.432           4,629,231.574           89,681,004.388

(f) Amendment of the fundamental investment policy with respect to borrowing:
        78,404,147.840          5,841,250.686           5,435,605.863           89,681,004.389

(g) Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        78,735,493.319          5,433,040.994           5,512,470.076           89,681,004.389

(h) Amendment of the fundamental investment policy with respect to lending:
        79,747,368.698          4,677,751.826           5,255,883.865           89,681,004.389

(i) Amendment of the fundamental investment policy with respect to diversification:
        82,138,421.902          3,475,955.716           4,066,626.771           89,681,004.389